Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of ACNielsen Corporation on Form S-8 and in the related Prospectus of our reports dated September 16, 1996 on our audits of the combined statements of operations, cash flows and shareholders' equity, and financial statement schedule, of ACNielsen Corporation, as defined in the notes to the financial statements, and for the year ended December 31, 1995, which reports are included in ACNielsen Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


                                                /s/ PricewaterhouseCoopers LLP
                                               ------------------------------
                                                    PricewaterhouseCoopers LLP

Stamford, Connecticut
July 8, 1998